As filed with the Securities and Exchange Commission on August 9, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TRUST FOR PROFESSIONAL MANAGERS
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

c/o U.S. Bank Global Fund Services
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Jensen Quality Growth ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.		✓

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-62298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 864 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-62298 and 811-10401), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-004697) on August 9, 2024, which is incorporated herein by reference.

The Trust currently consists of 30 separate series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Jensen Quality Growth ETF	99-2781805

Item 2.Exhibits

A.
Amended and Restated Certificate of Trust was previously filed with Registrant’s Post-Effective Amendment No. 84 to its Registration Statement on Form N-1A with the SEC on April 18, 2008, and is incorporated by reference.

B.
Amended and Restated Declaration of Trust was previously filed with Registrant’s Post-Effective Amendment No. 744 to its Registration Statement on Form N-1A with the SEC on September 25, 2020, and is incorporated by reference.

C.
Amended and Restated By-Laws were previously filed with Registrant’s Post-Effective Amendment No. 820 to its Registration Statement on Form N-1A with the SEC on January 26, 2023, and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trust for Professional Managers

August 9, 2024

/s/ John P. Buckel
John P. Buckel President